UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MORGAN STANLEY INSTITUTIONAL FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MORGAN STANLEY INSTITUTIONAL FUND, INC.

FRONTIER MARKETS PORTFOLIO

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2021

URGENT: Your vote is needed today!

Dear Stockholder:

The Special Meeting of Stockholders to be held on June 23, 2021, at 8:30 a.m. ET, is quickly approaching, and our records indicate that we have not yet received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL

Voting now helps minimize additional costs to the funds, avoids additional mailings,

and eliminates phone calls to shareholders.

The Proxy Statement we sent you contains important information regarding the proposal that you and other shareholders are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card.  If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Funds’ proxy solicitor, toll-free at 1-866-669-4912.

For your convenience, please utilize any of the following methods to submit your vote:

1.  Vote Online.

Visit the website noted on the enclosed proxy voting card, and follow the instructions.

2.  Vote by Phone.

Call the toll-free number printed on the enclosed proxy voting card, and follow the automated instructions.  Available 7 days a week, 24 hours a day.

3.  Speak with a Proxy Specialist.

Call 1-866-669-4912 with any questions.  Specialists can assist with voting.

Available Monday to Friday from 9 a.m. to 11 p.m. ET and Saturday from 12 p.m. to 6 p.m. ET.

4.  Vote by Mail.

Mail your signed proxy voting card(s) in the postage-paid envelope included with your proxy materials.

Thank you for your prompt attention to this matter and your continued confidence in Morgan Stanley.  If you have already voted, we appreciate your participation, and you may disregard this notice.

Frontier_REMINDER_2021

CFS DATA INPUT IN WHITE SPACE

EXTREMELY IMPORTANT

Reference Number:

Re: Your investment in one Frontier Markets Portfolio

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the Frontier Markets Portfolio. This matter relates to an important operating initiative for the Funds which requires your response.

It is very important that we speak to you regarding this matter.  The call will only take a few moments of your time.

Please contact us toll-free at 1-866-612-5814 between 10:00 a.m. and 11:00 p.m. EST, Monday through Friday and between 12:00 p.m. and 6:00 p.m. EST on Saturday. Please respond as soon as possible.  At the time of the call, please use the Reference Number listed above.

Thank you in advance for your participation.

Frontier_CTA1_2021